Exhibit 4.16

King Claims

OPTION AGREEMENT

THIS AGREEMENT dated the 4th day of October, 2006.

BETWEEN:

ALAN CHILES, whose principal place of business is 331 E 4th Ave., Nucla, CO, 81424

CLIFFORD CHILES. whose principal place of business is 25615 26.00 Rd.

DAVID CHILES whose principal place of business is 26164 Z26 Rd.

WESLEY CHILES. whose principal place of business is 518 Arnold Ave., Rifle, CO, 81650

ALAN FILES,. whose principal place of business is 170 W 4th Ave., Nucla, CO, 81424

(herein after collectively called the “Locators”)

OF THE FIRST PART

AND:

ANGLO-CANADIAN URANIUM CORP.. of Suite 1150-355 Burrard Street, Vancouver, British Columbia V6C 2G8

(hereinafter called the “Company”)

OF THE SECOND PART

WHEREAS:

A.

The Locators have expertise in staking mineral claims in the State of Colorado;

B.

The Company has agreed to engage the services of the Locators to stake 250 uranium claims (the “Claims”) situate in the County of Montrose, in the State of Colorado; and

C.

The Locators have agreed to stake the Claims on behalf of the Company on the terms of this Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the representations, warranties, covenants and agreements herein contained, the parties hereto have agreed and do hereby agree as follows:

1.

The Locators represent and warrant that they have the requisite expertise to stake claims in the State of Colorado.

2.

The Company represents and warrants to the Locators it is a corporation duly organized, validly existing and in good standing under the laws of the Province of British Columbia with full power, absolute authority and capacity to enter into this Agreement and to carry out the transaction contemplated herein.

3.1

The Locators agree to stake the Claims on behalf of the Company in consideration of the following:

(a)

the payment of the sum US$20,000 to the Locators within three business days of the Company receiving approval from the TSX Venture Exchange to the terms of this Agreement (the “Approval Date”)

(b)

the issuance of a total of 100,000 shams in the capital of the Company to be delivered to the Locators on the Approval Date; and

(c)

the payment of the sum of $20,000 U.S. and at the election of the Optionee the payment of the sum of $100,000 U.S. or the issuance of 100,000 shares in the capital of the Optionee within one year from the Approval Date.

3.2

The Locators hereby acknowledge and agree the total consideration payable to them for the staking the Claims is limited to the cash and shares referred to in paragraphs 3.1(a) to (c) hereof and the Net Smelter Returns royalty referred to in paragraph 4 hereof and the Locators shall have no further interest in or to the Claims acquired by the Company.

4.1

As additional consideration for the Locators entering into this Agreement, the Company acknowledges that the Claims shall be subject to a royalty or charge in the amount of two percent (2%) of net smelter returns payable to the Locators.

4.2

For the purpose of this clause “Net Smelter Returns” shall mean the actual proceeds received by the Company front a smelter or other place of sale or treatment in respect of all ore removed by the Company from the Claims as evidenced by its returns or settlement sheets after deducting from the said proceeds all freight or other transportation costs from the Claims, to the smelter or other place of sale or treatment, but without any other deduction whatsoever. Net Smelter Returns due and payable to the Locators hereunder shall be paid within sixty days after receipt of the said actual proceeds by the Company. Within ninety days after the end of each fiscal year during which any ore was shipped from the Claims the records relating to the calculation of Net Smelter Returns during that fiscal year shall be delivered to the Locators, upon written request, who shall have sixty days after receipt of’ such statements to question their accuracy and failing such question, the statements shall be deemed correct. The Locators or their representatives duly appointed in writing shall have the right at all reasonable times upon written request to inspect such books and financial records of the Company as are relevant to the determination of Net Smelter Returns and at their own expense to make copies thereof

4.3

The Company shall have the right at any time to purchase the Net Smelter Return Royalty by the payment of the sum of U.S. $250,000 to the Locators for each 1% Net Smelter Return Royalty.

5.

Any payment or issuance of shares required to be made shall be made payable and delivered in the manner for the giving & notice as herein provided. All consideration payable to the Locators pursuant to the terms of this Agreement shall be payable as to 20% to each Locator.

6.

Any notice given pursuant hereto shall be in writing and shall be delivered or mailed by pre-paid registered post to the other party at its address set forth in the beginning of this Agreement and if so delivered shall be deemed to be effective immediately and if so mailed shall be deemed to have been given on the fifth postal delivery day following the date of mailing

7.

The Locators will indemnify and save the Company harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breath of any representation, warranty, covenant agreement, or condition made by them and contained in this Agreement The Locators acknowledge and agree that the Company has entered into this Agreement relying on the warranties and representations and other terms and conditions of this Agreement.

8.

This Agreement represents the complete understanding of the parties and shall not be deviated from except by a further written agreement Each party agrees to execute further documents necessary to give effect to this Agreement.

9.

Time shall be the essence of this Agreement and should the parties fix new dates for the performance of any obligation time shall thereafter again be the essence of this Agreement

10.

This Agreement shall be construed with and governed by the laws of the Province of British Columbia. All references herein to sums of money shall be deemed to refer to ~~Canadian~~ US funds.

11.

This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators and assigns.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

ALAN CHILES	CLIFFORD CHILES
/s/ Alan Chiles	/s/ Clifford Chiles

DAVID CHILES	WESLEY CHILES
/s/ David Chiles	/s/ Wesley Chiles

ALAN FILES
/s/ Alan Files

ANGLO-CANADIAN URANIUM CORP.

Per:	/s/ signed
Authorized Signatory

SCHEDULE “A”

Name of Claim	Country Recording #	Name of Claim	Country Recording #
MC#5	760479	MC#6	760480
MC#13	760481	MC#19	760482
MC#32	760483	MC#33	760484
MC#34	760485	MC#35	760486
MC#36	760487	MC#37	760488
MC#38	760489	MC#39	760490
MC#40	760491	MC#42	760492
MC#43	760493	MC#44	760494
MC#45	760495	MC#46	760496
MC#47	760497	MC#48	760498
MC#49	760499	MC#50	760500
PI#12	760501	PI#13	760502
PI#14	760503	PI#21	760504
PI#22	760505	PI#23	760506
PI#24	760507	PI#30	760508
PI#31	760509	PI#32	760510
PI#33	760511	PI#34	760512
PI#35	760513	PI#36	760514
PI#37	760515	PI#38	760516
PI#49	760517	PI#40	760518
PI#41	760519	PI#42	760520
PI#43	760521	PI#44	760522
PI#45	760523	PI#46	760524
PI#47	760525	PI#49	760526
PI#50	760527	PI#51	760528
PI#52	760529	PI#53	760530
PI#54	760531	PI#55	760532
PI#56	760533	PI#57	760534
PI#58	760535	PI#59	760536
PI#60	760537	PI#61	760538
PI#63	760539	PI#64	760540
PI#65	760541	PI#66	760542
PI#67	760543	PI#68	760544

Schedule “A’ – Page 2

Name of Claim	County recording #	Name of Claim	Country Recording #
PI#69	760545	PI#70	760546
PI#71	760547	PI#72	760548
PI#73	760549	PI#74	760550
PI#75	760551	PI#77	760552
PI#78	760553	PI#79	760554
PI#80	760555	PI#82	760556
PI#83	760557	PI#84	760558
PI#85	760559	PI#86	760560
PI#87	760561	PI#88	760562
PI#89	760563	PI#90	760564
PI#91	760565	PI#92	760566
PI#93	760567	PI#94	760568
PI#95	760569	PI#96	760570
PI#97	760571	PI#98	760572
PI#99	760573	PI#100	760574
PI#101	760575	PI#102	760576
PI#103	760577	PI#104	760578
MM#1	760579	MM#2	760580
MM#3	760581	MM#4	760582
MM#5	760583	MM#6	760584
MM#7	760585	MM#8	760586
MM#9	760587	MM#10	760588
MM#11	760589	MM#12	760590
MM#13	760591	MM#14	760592
MM#15	760593	MM#16	760594
MM#17	760595	MM#18	760596
MM#20	760597	MM#21	760598
MM#22	760599	MM#23	760600
MM#24	760601	MM#25	760602
MM#26	760603	MM#27	760604
MM#29	760605	MM#30	760606
MM#31	760607	MM#32	760608
MM#33	760609	MM#34	760610
MM#35	760611	MM#36	760612
MM#38	760613	MM#39	760614

Schedule “A” – Page 3

Name of Claim	County Recording #	Name of Claim	County Recording #
MM#40	760615	MM#42	760616
MM#43	760617	MM#44	760618
MM#45	760619	MM#46	760620
MM#48	760621	MM#49	760622
MM#52	760623	MM#53	760624
MM#54	760625	MM#55	760626
MM#57	760627	MM#58	760628
MM#59	760629	MM#60	760630
MM#61	760631	MM#62	760632
MM#63	760633	MM#64	760634
HM#4	760635	HM#5	760636
HM#6	760637	HM#7	760638
HM#8	760639	HM#9	760640
HM#10	760641	HM#11	760642
HM#12	760643	HM#15	760644
HM#16	760645	HM#20	760646
HM#21	760647	HM#22	760648
HM#23	760649	HM#24	760650
HM#25	760651	HM#26	760652
HM#27	760653	HM#28	760654
HM#29	760655	HM#30	760656
HM#31	760657	HM#32	760658
HM#33	760659	HM#34	760660
HM#35	760661	HM#36	760662
HM#37	760663	HM#38	760664
HM#39	760665	HM#40	760666
HM#41	760667	HM#42	760668
HM#43	760669	HM#44	760670
HM#45	760671	HM#46	760672
HM#47	760673	HM#48	760674
HM#49	760675	HM#50	760676
LT#20	760677	LT#21	760678
LT#22	760679	LT#23	760680
LT#24	760681	LT#26	760682
LT#27	760683	LT#28	760684

Schedule “A” – Page 4

Name of Claim	County Recording #	Name of Claim	County Recording #
LT#29	760685	LT#30	760686
LT#31	760687	LT#32	760688
LT#33	760689	LT#34	760690
LT#35	760691	LT#36	760692
LT#39	760693	LT#40	760694
LM#4	760695	LM#5	760696
LM#9	760697	LM#10	760698
LM#11	760699	LM#12	760700
LM#13	760701	LM#14	760702
LM#15	760703	LM#16	760704
LM#17	760705	LM#18	760706
LM#19	760707	LM#20	760708
LM#21	760709	LM#22	760710
LM#23	760711	LM#24	760712
LM#25	760713	LM#26	760714
LM#27	760715	LM#28	760716
LM#29	760717	LM#30	760718
LM#31	760719	LM#33	760720
LM#34	760721	LM#35	760722
LM#36	760723	LM#37	760724
LM#38	760725	LM#39	760726
LM#40	760727	LM#41	760728

All claims in Montrose County